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                                                                    Exhibit 4.12

                          SECOND SUPPLEMENTAL INDENTURE

                              RAYOVAC CORPORATION,

                                  THE COMPANY,

                               ROV HOLDING, INC.,

                                  A GUARANTOR,

                                  ROVCAL, INC.,

                                  A GUARANTOR,

                             VIDOR BATTERY COMPANY,

                                  A GUARANTOR,

                                       AND

              HSBC BANK USA (FORMERLY KNOWN AS MARINE MIDLAND BANK)
                                   THE TRUSTEE

           ----------------------------------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of August 6, 1999

           Supplemental to the Indenture dated as of October 22, 1996

           ----------------------------------------------------------


                                   $65,000,000

               10 1/4% Series B Senior Subordinated Notes due 2006

           ----------------------------------------------------------



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                  SECOND SUPPLEMENTAL INDENTURE, dated as of August 6, 1999, between Rayovac Corporation, a Wisconsin corporation (the "Company"), ROV Holding, Inc., a Delaware corporation, Rovcal, Inc., a California Corporation ("Rovcal"), and Vidor Battery Company, a Wisconsin corporation ("Vidor"), each of ROV Holding Inc., Rovcal and Vidor, a "Guarantor", and HSBC Bank USA (formerly known as Marine Midland Bank), as Trustee (the "Trustee"), under the Indenture dated as of October 22, 1996, as supplemented by a First Supplemental Indenture dated as of February 26, 1999, this Second Supplemental Indenture being supplemental thereto.

                             RECITALS OF THE COMPANY

                  The Indenture was authorized, executed and delivered by the Company to provide for the issuance by the Company and the guarantee by each of ROV Holding, Inc., Rovcal and Vidor of the Company's 10 1/4% Series B Senior Subordinated Notes Due 2006 (the "Notes").

                  Pursuant to resolutions adopted by an Action by Written Consent of the Company dated July 20, 1999, of ROV Holding dated July 20, 1999 and of Vidor dated August 3, 1999 and pursuant to resolutions adopted by the Board of Directors of Rovcal at a meeting held on August 3, 1999, each of the Company, ROV Holding, Vidor and Rovcal has duly authorized the execution and delivery of this Second Supplemental Indenture to amend the Indenture as set forth herein; and all acts necessary to make this Second Supplemental Indenture a valid agreement of the Company, ROV Holding, Vidor and Rovcal have been performed.

                  In accordance with Article 9 of the Indenture, the Company issued Solicitations of Consents to Amend Certain Provisions of the Indenture, each dated July 21, 1999, as amended, and obtained the consent of Holders (as defined in the Indenture) of at least a majority in aggregate principal amount of the outstanding Notes to amend the Indenture as set forth in Article One herein.

                  NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises, it is mutually agreed, for the benefit of each other and for the equal and proportionate benefit of all Holders of the Notes, as follows:


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                                   ARTICLE ONE

                             AMENDMENT OF INDENTURE

                  SECTION 101.      DEFINITIONS; RULES OF CONSTRUCTION.

                  Terms defined in the Indenture and used without other definition herein have the respective meanings ascribed to them in the Indenture. The rules of construction set forth in the Indenture likewise govern this Second Supplemental Indenture.

                  SECTION 102.      AMENDMENTS TO SECTION 1.01 OF THE INDENTURE.

                  Section 1.01 of the Indenture is hereby amended by:

         (1) revising the definition of "Senior Bank Debt" to read as follows:

                  ""SENIOR BANK DEBT" means all Obligations outstanding under or in connection with the Credit Agreement as such agreement may be restated, further amended, supplemented or otherwise modified or replaced from time to time hereafter, together with any refunding or replacement of such Indebtedness, up to an aggregate maximum principal amount outstanding or available at any time of $225.0 million.";

         (2) revising clause (i) of the definition of "Permitted Investments" to read as follows:

                  "(i) any Investments in the Company or in a Restricted Subsidiary of the Company which, with respect to any such Restricted Subsidiary, has a fair market value which does not exceed $1.0 million in the aggregate, or any Investments in a Restricted Subsidiary that
         (A) is a Guarantor or (B) is not a Guarantor but is a Foreign Subsidiary;";

         (3) revising clause (iii) of the definition of "Permitted Investments" to read as follows:

                  "(iii) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company that (x) is a Guarantor or (y) is not a Guarantor but is a Foreign Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that (x) is a Guarantor or (y) is not a Guarantor but is a Foreign Subsidiary;";



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         (4)     revising clause (ii) of the definition of "Permitted Liens" to read as follows:

                  "(ii) any Lien securing obligations under the Credit Agreement and any Guarantee thereof, which obligations or Guarantee are permitted by the terms hereof to be incurred and outstanding;"; and

         (5) revising clause (xvii) of the definition of "Permitted Liens" to read as follows:

                  (xvii) Liens securing other Indebtedness of the Company and its Restricted Subsidiaries not expressly permitted by clauses (i) through (xvi) above; PROVIDED that the aggregate amount of the Indebtedness of the Company and its Restricted Subsidiaries, that are not Foreign Subsidiaries, secured by Liens permitted pursuant to this clause (xvii) does not exceed $3.0 million in the aggregate and that the aggregate amount of the Indebtedness of the Company's Foreign Subsidiaries secured by Liens permitted pursuant to this clause (xvii) does not exceed $20.0 million in the aggregate."

                  SECTION 103.      AMENDMENT TO SECTION 4.09 OF THE INDENTURE.

                  Section 4.09 of the Indenture is hereby amended by revising clause (vii) thereof to read as follows:

                  "(vii) the incurrence by any Foreign Subsidiary of Indebtedness (including Acquired Debt), which when aggregated with the principal amount of Indebtedness of all Foreign Subsidiaries then outstanding and incurred pursuant to this clause (vii), does not exceed $20.0 million (or the equivalent thereof in any other currency) at any one time outstanding;".

                  SECTION 104.      AMENDMENT TO SECTION 4.17 OF THE INDENTURE.

                  Section 4.17 of the Indenture is hereby amended by revising the last sentence of the first paragraph to read as follows:

                  "Notwithstanding the foregoing, the Company or any of its Restricted Subsidiaries may take any of the foregoing actions with respect to a Restricted Subsidiary, without compliance with this
         Section 4.17, if such action is (A) a Permitted Investment or (B) a Restricted Investment, provided that, in the case of clause (B), the fair market value of such Investment, without duplication, is or is deemed a Restricted Payment at the time of such Restricted Investment that is permitted by, and reduces the amount available for Restricted Payments under, the first paragraph of Section 4.07 hereof."



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                  SECTION 105.      AMENDMENT TO SECTION 9.04 OF THE INDENTURE.

                  Section 9.04 of the Indenture is hereby amended by:

         (1)      inserting a new second paragraph to read as follows:

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days afer such record date."; and

         (2) deleting the last sentence of the first paragraph and replacing it as follows:

                  "Notwithstanding anything to the contrary in this Section 9.04, no consent to any amendment, supplement or waiver delivered by a Holder of a Note or any proxy thereof in connection with the Consent Solicitation of the Company described in the Company's Consent Solicitation Statement dated July 21, 1999, as amended, may be revoked by such Holder or any subsequent Holder or proxy thereof".

                  SECTION 106.      EFFECTIVENESS OF AMENDMENTS.

                  Upon execution and delivery by the Company, ROV Holding, Rovcal, Vidor and the Trustee, this Second Supplemental Indenture shall become operative and the amendment of Section 9.04 of the Indenture pursuant to Section 105(2) of this Second Supplemental Indenture shall immediately become effective, but the amendments to the Indenture pursuant to Sections 102, 103, 104 and 105(1) of this Second Supplemental Indenture shall not become effective until the Company delivers to the Trustee a written notice executed by an Officer of the Company (the "Election Notice") of the Company's election to make the amendments to the Indenture set forth in Sections 102, 103, 104 and 105(1) of this Second Supplemental Indenture effective, PROVIDED that the amendments to the Indenture pursuant to Sections 102, 103, 104 and 105(1) of this Second Supplemental Indenture shall not become effective if the Election Notice is not delivered to the Trustee on or before October 29, 1999.


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                                   ARTICLE TWO

                                   GUARANTEES

                  SECTION 201.      GUARANTEE BY VIDOR BATTERY COMPANY.

                  For good and valuable consideration, including, without limitation, past services provided by the Company to Vidor, the receipt of which is hereby acknowledged, Vidor hereby guarantees the Company 's Obligations under the Indenture and the Notes to the same extent and on the same terms and conditions as the Guarantee given by ROV Holding Inc. under the Indenture and the Notes. Such Guarantee shall be subordinated in right of payment to any guarantee by Vidor of Senior Debt and Vidor will be automatically and unconditionally released and discharged from its obligations under this Additional Guarantee in the circumstances set forth in Section 4.16 of the Indenture.

                  SECTION 202.      GUARANTEE BY ROVCAL, INC..

                  For good and valuable consideration, including, without limitation, past services provided by the Company to Rovcal, the receipt of which is hereby acknowledged, Rovcal hereby guarantees the Company 's Obligations under the Indenture and the Notes to the same extent and on the same terms and conditions as the Guarantee given by ROV Holding Inc. under the Indenture and the Notes. Such Guarantee shall be subordinated in right of payment to any guarantee by Rovcal of Senior Debt and Rovcal will be automatically and unconditionally released and discharged from its obligations under this Additional Guarantee in the circumstances set forth in Section 4.16 of the Indenture.

                  SECTION 203.      EFFECTIVENESS OF GUARANTEES.

                  The Additional Guarantees set forth in Sections 201 and 202 of this Second Supplemental Indenture shall not become effective until the Company has delivered the Election Notice to the Trustee.

                                  ARTICLE THREE

                                  MISCELLANEOUS

                  SECTION 301.      SEVERABILITY.

                  In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



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                  SECTION 302.      GOVERNING LAW.

                  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL
INDENTURE.

                  SECTION 303.      RATIFICATION.

                  This Second Supplemental Indenture is a supplement to the Indenture. As supplemented by this Second Supplemental Indenture, the Indenture is in all respects ratified, approved and confirmed and the Indenture and this Second Supplemental Indenture shall together constitute one and the same instrument.

                  SECTION 304.      COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 305.      THE TRUSTEE.

                  The Trustee shall not be responsible in any matter whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the Recitals contained herein, all of which are made solely by the Company.

                  IN WITNESS WHEREOF, each of RAYOVAC CORPORATION, ROV HOLDING, INC., ROVCAL, INC. and VIDOR BATTERY COMPANY have caused this Second Supplemental Indenture to be signed in its corporate name and acknowledged by one of its duly authorized officers; and HSBC BANK USA (formerly known as Marine Midland Bank), as Trustee, has caused this Indenture to be signed and acknowledged by one of its duly authorized signatories, and its seal to be affixed hereunto or impressed hereon, duly attested, as of the day and year first above written.

                         [Signatures on following page]



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Dated as of August 6, 1999            RAYOVAC CORPORATION

                                      By:

                                      /s/ James A. Broderick
                                      -----------------------------------
                                      Name:  James A. Broderick
                                      Title: Vice President and Secretary

Attest:
/s/ Randall J. Steward
----------------------------
Dated as of August 6, 1999            ROV HOLDING, INC.

                                      By:

                                      /s/ Roger F. Warren
                                      -----------------------------------
                                      Name:  Roger F. Warren
                                      Title: Vice President

Attest:
/s/ James A. Broderick
----------------------------
Dated as of August 6, 1999            VIDOR BATTERY COMPANY

                                      By:

                                      /s/ James A. Broderick
                                      -----------------------------------
                                      Name:  James A. Broderick
                                      Title: President, Treasurer and Secretary

Attest:
/s/ Randall J. Steward
----------------------------





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Dated as of August 6, 1999            ROVCAL, Inc.

                                      By:

                                      /s/ James A. Broderick
                                      -----------------------------------
                                      Name:  James A. Broderick
                                      Title: Vice President and Secretary

Attest:
/s/ Rodney J. Ripley
----------------------------

Dated as of August 6, 1999            HSBC BANK USA (formerly known as
                                      Marine Midland Bank), as Trustee

                                      By:

                                      /s/ Frank J. Godino
                                      -----------------------------------
(SEAL)                                Name:  Frank J. Godino
                                      Title: Vice President

Attest:
/s/ James M. Foley
----------------------------